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                                                                    Exhibit 10.8

                       FORM OF OPTION STANDSTILL AGREEMENT

            OPTION STANDSTILL AGREEMENT (this "Agreement"), dated as of June __, 1999, between [Director] (the "Original Optionholder") and Starwood Financial Trust, a Maryland real estate investment trust (the "Rightholder").

                                RECITALS

            A. Pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June ___, 1999, by and among the Rightholder, ST Merger Sub, Inc., a Maryland corporation ("Starwood Sub"), and TriNet Corporate Realty Trust, Inc., a Maryland corporation ("TriNet"), the Rightholder, Starwood Sub and TriNet have agreed, among other things, to enter into a transaction (the "Merger") in which, subject to the terms and conditions of the Merger Agreement, Starwood Sub will merge with and into TriNet, with TriNet being the surviving corporation.

            B. Pursuant to an Agreement and Plan of Merger (the "Incorporation Merger Agreement"), dated as of June___, 1999, by and between the Rightholder and Starwood Financial, Inc., a newly-formed Maryland corporation ("New Starwood"), the Rightholder intends to merge with and into New Starwood (the "Incorporation Merger"), with New Starwood being the surviving corporation.

            C. The Original Optionholder, holds options to acquire common stock, par value $0.01 per share, of TriNet, which options, pursuant to the Merger Agreement, will be converted into options to purchase Common Stock (as hereinafter defined), and the parties hereto wish to restrict the exercise of such options to purchase Common Stock.

            In consideration of the foregoing and of the mutual covenants contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            Section 1. Certain Definitions. The following terms shall have the following meanings for purposes of this Agreement:

            "Affiliate" means, with respect to a Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
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            "Board of Directors" means, with respect to a Person, the board of directors, board of trustees, board of managers or similar body of such Person. attorneys representing such parties and agreed-upon by such parties.

            "Change of Control" means that the common shareholders of the Company immediately prior to the consummation of a merger, consolidation, acquisition of assets or securities or a disposition of assets or securities (other than a public offering of common stock), own less than 50% of the equity of the surviving or successor entity resulting from such transaction.

            "Common Stock" means, (i) prior to the consummation of the Incorporation Merger, Starwood Common Stock and (ii) subsequent to the consummation of the Incorporation Merger, New Starwood Common Stock.

            "Company" means, prior to the consummation of the Incorporation Merger, the Rightholder and, subsequent to the consummation of the Incorporation Merger, New Starwood.

            "Deed of Adherence" means a Deed of Adherence to this Agreement substantially in the form of Exhibit 1 hereto.

            "Director" means, (i) prior to the consummation of the Incorporation Merger, a member of the Board of Trustees of the Rightholder and (ii) subsequent to the consummation of the Incorporation Merger, a member of the Board of Directors of New Starwood.

            "Enforcement Action" shall have the meaning ascribed to it in
Section 4.2 hereof.

            "New Starwood Common Stock" means the common stock, par value $0.001 per share, of New Starwood.

            "Optionholder" means each of the Original Optionholder and any other Persons who hold Restricted Options and execute a Deed of Adherence in accordance with Section 2.2 hereof.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Pro Rata Share" means, with respect to a Person, the fraction, the numerator of which is the number of shares of Common Stock then owned as of record by such Person and the denominator of which is the total number of shares of Common Stock then outstanding.
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            "Restricted Options" means all options to purchase Common Stock issued to the Original Optionholder pursuant the Merger but only for so long as such options are subject to the transfer restrictions of Sections 2.1 and 2.2 hereof.

            "Starwood Common Stock" means the Class A shares of beneficial interest, par value $1.00 per share, and the Class B shares of beneficial interest, par value $0.01 per share, of the Rightholder.

            "Warranted" means, with respect to an Enforcement Action, that such Enforcement Action was based on the best knowledge, information and belief, formed after an inquiry reasonable under the circumstances, of the parties bringing such Enforcement Action that this Agreement has been breached and that such Enforcement Action was not presented for any improper purpose, such as to harass or to cause unnecessary delay or needless increase in litigation costs.

References in this Agreement to a "party" or "parties" are references to a party or parties (respectively) to this Agreement unless the context requires otherwise. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them by the Merger Agreement.

            Section 2. Restrictions on Options. Except as provided in Section 3 hereof:

                  2.1 During the period from the Closing Date until the date this Agreement terminates in accordance with Section 5 hereof, no Optionholder shall exercise any Restricted Options.

                  2.2 No Optionholder shall directly or indirectly sell, pledge, encumber, transfer, enter into any voting or similar agreement with respect to or otherwise dispose of (collectively, "Transfer") or enter into any agreement or series of agreements to Transfer, Restricted Options unless (i) such Transfer is in accordance with the provisions of the Rightholder's 1996 Long-Term Incentive Plan; and (ii) all Persons that will receive Restricted Options have executed a Deed of Adherence prior to such Transfer.

            Section 3. Exceptions to Option Restrictions. The restrictions set forth in Section 2 shall not apply to (i) a Transfer or exercise of Restricted Options that is made by the Optionholder in response to a "tender offer" with respect to which the completion of such tender offer is conditioned upon such completion resulting in a Change of Control; (ii) a Transfer of Restricted Options (or an exercise of Restricted Options and a Transfer of the Common Stock issued in respect thereof) that is made to the Person (or any Affiliate of such Person) receiving control of the Company as a result of a Change of Control;
(iii) a pledge of Restricted Options that is made in order

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to establish a margin account at a reputable brokerage firm; (iv) a pledge of
Restricted Options to a lender in order to effect a bona-fide loan or financing transaction with such lender which transaction is not intended to circumvent the transfer restrictions of Section 2 hereof; (v) a Transfer of Restricted Options to the lender or brokerage firm that is the pledgee with respect to a pledge described in clause (iii) or (iv) above, or to an Affiliate of such lender or such brokerage firm or to a purchaser in a foreclosure sale; (vi) a Transfer of Restricted Options that occurs because of entry by the Shareholders into a voting agreement, proxy or other arrangement deemed reasonably necessary by the Board of Directors of the Company to effectuate a merger, consolidation, amalgamation or other business combination that has been approved by the Board of Directors of the Company. For the avoidance of doubt, all Restricted Options Transferred pursuant to exceptions (i), (ii) or (v) listed in this Section 3 shall no longer be deemed to be Restricted Options subsequent to such Transfer.

            Section 4. Remedies.

                  4.1 The parties declare and agree that it is impossible to measure in money the damages that would be suffered by a party by reason of the failure by any other party to perform any of its obligations under this Agreement. Therefore, if any party institutes any action or proceeding to enforce the provisions of this Agreement, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the other party has an adequate remedy at law and, consequently, the parties hereby agree that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

                  4.2 If the Rightholder institutes any action or proceeding (an "Enforcement Action") to enforce the provisions of this Agreement against an
Optionholder:

                        4.2.1 If such Enforcement Action results in a court of competent jurisdiction entering a final judgment in favor of such Optionholder, the Rightholder shall pay such Optionholder an amount equal to the reasonable costs and expenses (including the fees and disbursements of attorneys other than Agreed Counsel) of such Optionholder incurred in connection with the resolution of such Enforcement Action.

                        4.2.2 If such Enforcement Action results in a court of competent jurisdiction entering a final judgment against such Optionholder, the Optionholder shall pay the Rightholder an amount equal to the product of (x) the Optionholder's Pro Rata Share times (y) the reasonable costs and expenses (including the fees and disbursements of attorneys) of such Rightholder incurred in connection with the resolution of such Enforcement Action.
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                        4.2.3 Otherwise, each party shall bear its own expenses
incurred in connection with the resolution of Enforcement Actions.

                  4.3 If any amount payable under Section 4.2.2 hereof is not paid in full by an Optionholder liable for such amount within 30 calendar days after written notice requesting such payment is provided to the Optionholder by the Rightholder, the Company shall not make any distributions (whether cash or otherwise) to such Optionholder in respect of its equity interests in the Company until the amount of such distributions withheld equals the amount owed by such Optionholder.

            Section 5. Term and Termination. Unless earlier terminated by a writing executed by all parties, this Agreement shall terminate on the earlier of (i) the date falling 12 months and one day after the Closing Date and (ii) earliest date after the Closing Date on which the Original Optionholder no longer is a Director.

            Section 6. Representations and Warranties. The Original Optionholder represents and warrants that:

                  6.1 As of the date hereof, this Agreement has been duly executed and delivered by the Original Optionholder and constitutes the valid and binding agreement of the Original Optionholder and is enforceable against the Original Optionholder in accordance with its terms; and

                  6.2 As of the date hereof and as of the Closing Date, the execution, delivery and performance of this Agreement by the Original Optionholder does not and will not violate or conflict with any Law, contract, instrument or arrangement to which the Original Optionholder is a party or by which the Original Optionholder is bound.

            Section 7. Miscellaneous.

                  7.1 Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by registered mail or overnight delivery service, in either case postage prepaid, or delivered by telecopy, facsimile or similar telecommunications equipment. Any such notice shall be deemed given when so delivered personally or, if sent by registered mail, five days after the date of deposit in the mails or, if sent by overnight delivery service, on the business day following deposit with such delivery service or, if delivered by telecopy, facsimile or similar telecommunications equipment, at the time of receipt thereof, as follows:
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                  If to the Original Shareholder, to:

                  c/o REIT Consulting Services
                  701 South Fitch Mountain Rd.
                  Healdsburg, CA 95448
                  Telecopy: (707) 433-8309

                  If to the Rightholder, to:

                  Starwood Financial Trust
                  1114 Avenue of the Americas, 27th Floor
                  New York, NY 10036
                  Telecopy:  (212) 931-9494
                  Attention: Nina Matis, General Counsel

                  with a copy to:

                  Katten, Muchin & Zavis
                  525 W. Monroe St. #1600
                  Chicago, IL 60661
                  Attention: Kenneth M. Jacobson
                  Telecopy:  (312) 902-1061

Any party may, by notice to the other parties, designate another address or person for receipt of notices hereunder. Any additional parties agreeing to be bound by the terms of this Agreement who execute a Deed of Adherence shall receive notices hereunder at the location specified in such Deed of Adherence.

                  7.2 In the event any provision hereof is held void or unenforceable by any court, such provision shall be severable and shall not affect the remaining provisions hereof.

                  7.3 This Agreement reflects the entire agreement among the parties and supersedes all prior agreements and communications, either oral or in writing, among the parties with respect to the subject matter hereof.

                  7.4 This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by an written instrument signed by all of the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part
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of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

                  7.5 This Agreement may not be assigned by any party without the prior written consent of the other parties except in connection with a transfer of Restricted Options in accordance with this Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted transferees from and after the date hereof.

                  7.6 Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                  7.7 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (WITHOUT REGARD TO THE CONFLICTS OF LAWS, PRINCIPLES OF SUCH STATE).

                  7.8 Each party to this Agreement agrees that all disputes between them arising out of or relating to the relationship established between them in connection with this Agreement, whether arising in contract, tort, equity, or otherwise, shall be resolved only by federal courts located in New York, New York, to the extent such courts have jurisdiction. Each of the parties waives any objection that each may have (including, without limitation, any objection to the laying of venue or based on forum non conveniens) to the location of the court in which any proceeding is commenced in accordance with this paragraph. Each party waives personal service of any process upon him or it and irrevocably consents to service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage pre-paid, to such persons address specified in this Agreement or such other address designated by such person in accordance with the terms of this Agreement.

                  7.9 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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            IN WITNESS WHEREOF, the undersigned have executed this Option
Standstill Agreement as of the date first above written.


                              [Original Optionholder]


                              _______________________
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                              STARWOOD FINANCIAL TRUST


                              By: ___________________________
                                  Name:
                                  Title:
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                                    Exhibit 1

                                DEED OF ADHERENCE


THIS DEED OF ADHERENCE is made the __________ day of  _________

AMONG:

(#)   [The Persons then party to the Agreement]; and

(#)   [Name of New Optionholder] (the "New Optionholder").

WHEREAS:

(A) On the ___ day of June 1999, the Original Optionholder and the Rightholder entered into a Option Standstill Agreement (the "Agreement") to which a form of this Deed is attached as Exhibit 1.

(B) The New Optionholder wishes to [have transferred to him/her/it] options to purchase [______] Class A Shares, from [name of Old Optionholder] (the "Old Optionholder") and in accordance with Section 2.2 of the Agreement has agreed to enter into this Deed.

NOW THIS DEED WITNESSES as follows:

1.    Interpretation.

      In this Deed, except as the context may otherwise require, all capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.    Covenant.

      The New Optionholder hereby covenants with and to the Rightholder and the other Optionholders, to adhere to and be bound by all the duties, burdens and obligations of an Optionholder under the Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the New Optionholder had been an Optionholder under the Agreement since the date thereof.

3.    Enforceability.
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      Each other Optionholder and the Rightholder shall be entitled to enforce the Agreement against the New Optionholder, and the New Optionholder shall be entitled to all rights and benefits of the Old Optionholder (other than those that are non-assignable) under the Agreement in each case as if the New Optionholder had been an Optionholder under the Agreement since the date thereof.

4.    Representations and Warranties.

      The New Optionholder represents and warrants as of the date hereof that:
      (i) the New Optionholder has all requisite power and authority to enter into this Deed and the Agreement, and the consummation of all transactions contemplated by this Deed and the Agreement have been duly authorized by all necessary action on its part; (ii) this Deed has been duly executed and delivered by the New Optionholder, and this Deed and the Agreement constitute the valid and binding agreements of it and are enforceable against it in accordance with their terms; and (iii) the execution, delivery of this Deed and performance of this Deed and the Agreement by the New Optionholder does not and will not violate or conflict with any organizational document, Law, contract, instrument or arrangement to which it is a party or by which it is bound.

5.    Notices.

      All notices to the New Optionholder under Section 7.1 of the Agreement shall be delivered to:

      [Contact Information]

6.    Governing Law.

      THIS DEED OF ADHERENCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

            IN WITNESS WHEREOF, this Deed of Adherence has been executed as a deed on the date first above written.

                                    [Appropriate Signature Block]